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                                                                     EXHIBIT 23




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Met One, Inc.:


We consent to the inclusion of our report dated September 19, 1995 with respect to the balance sheets of Met One, Inc. as of June 30, 1995, 1994, and 1993, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1995, which report appears in the Form 8-K of Pacific Scientific Company, dated February 12, 1996.




KPMG PEAT MARWICK LLP

Portland, Oregon
February 12, 1996